UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

VAPE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21822 Lassen St., Suite A

Chatsworth, CA 91311

(Address of principal executive office)

1-877-827-3959

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Vape Holdings, Inc., a Delaware corporation (the “Company”), has issued the following shares of its common stock pursuant to conversions of convertible notes since the filing of a Current Report on Form 8-K filed on September 29, 2015:

On October 1, 2015, the Company issued 1,548,822 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $23,000.

On October 1, 2015, the Company issued 675,676 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $10,000.

On October 5, 2015, the Company issued 675,676 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $10,000.

On October 6, 2015, the Company issued 961,000 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $13,261.80.

On October 7, 2015, the Company issued 865,801 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $10,000.

On October 9, 2015, the Company issued 865,801 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $10,000.

On October 9, 2015, the Company issued 1,011,000 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $11,727.60.

On October 12, 2015, the Company issued 1,271,000 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $14,680.

On October 13, 2015, the Company issued 1,000,052 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $11,600.60.

On October 13, 2015, the Company issued 1,818,182 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $21,000.

The original issuance of the above convertible notes, and their subsequent amendment, were previously disclosed on our Current Report on Form 8-K dated December 8, 2014 and in our Quarterly Reports on Form 10-Q dated February 17, 2015 and August 14, 2015, respectively, which disclosures are incorporated by reference herein.

In making the above sales without registration, we relied upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

As of October 13, 2015, the total number of shares of shares outstanding of the Company’s common stock was 29,490,709.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPE HOLDINGS, INC.

Dated: October 14, 2015	By:	/s/ Kyle Tracey
Kyle Tracey
Duly Authorized Officer, Chief Executive Officer

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